Exhibit 99.1

Ditech Networks Reports Q3 FY08 Financial Results

Mountain View, California, February 21, 2008 - Ditech Networks, Inc. (Nasdaq: DITC) reported results for its fiscal 2008 third quarter ended January 31, 2008. Revenue for the third quarter was $6.7 million, a decrease of $15.4 million, or 70%, from revenue of $22.1 million in the same quarter of the prior fiscal year and a slight increase of $0.1 million, or 1%, from revenue of $6.6 million in the second quarter of fiscal 2008.

GAAP net loss for the fiscal 2008 third quarter was $19.6 million, which included $16.4 million of expense relating to the impairment of goodwill. This net loss was a decrease compared to the GAAP net income of $2.0 million in the same quarter of the prior fiscal year and an increase compared to the GAAP net loss of $5.4 million in the second quarter of fiscal 2008.

“We have focused our efforts on demonstrating the value of voice quality to the communications industry,” said Todd Simpson, Ditech’s president and CEO. “Our EXi solution has been utilized to quantify the impact of voice quality on subscribers, which has proven valuable as we grow the demand for our voice quality products.”

Ditech Networks will discuss its fiscal 2008 third quarter financial results and its outlook in today’s conference call (see details later in this release).

Third Quarter Fiscal 2008 GAAP Results

•                  Net loss for the third quarter of fiscal 2008 of $19.6 million, which includes $16.4 million of expense relating to the impairment of goodwill, compared to net income of $2.0 million in the same quarter in the prior fiscal year.

•                  Fully diluted net loss per share of $0.76, compared to fully diluted net income per share of $0.06 in the same quarter in the prior fiscal year.

Third Quarter Fiscal 2008 Non-GAAP Results

•                  Non-GAAP net loss for the third quarter of fiscal 2008 of $2.8 million compared to non-GAAP net income of $3.0 million in the same quarter in the prior fiscal year.

•                  Non-GAAP fully diluted net loss per share of $0.11, compared to non-GAAP fully diluted net income per share of $0.09 in the same quarter in the prior fiscal year.

A reconciliation of the non-GAAP to GAAP financial measures presented above is included at the end of this press release. These non-GAAP financial measures exclude the effect of stock-based compensation expense, the expense related to amortization of intangible assets, the expense of goodwill impairment, the expense of severance and restructuring costs and the tax effects of the excluded amounts.

Fourth Quarter Fiscal 2008 GAAP Outlook

Based upon expected bookings, timing of shipments and deferred revenues, Ditech Networks expects the range of revenues of $6 - $9 million in the fourth quarter of fiscal 2008 to be slightly up from the third quarter’s projected range of $5 - $8 million. As a function of Ditech’s bookings pipeline, customer and product mix, and opportunities, Ditech Networks expects gross margins to be similar to the Q3 level. Ditech Networks expects operating expenses, including an estimated $1.3 million of stock-based compensation and acquisition related expenses, to be approximately $10.5 - $10.8 million.

Conference Call

Ditech Networks will host an investor webcast and conference call at 4:30 PM Eastern Time / 1:30 PM Pacific Time today, to review its fiscal 2008 third quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-0335. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ web site home page: http://www.ditechnetworks.com. A replay of the conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 909954. The replay will be available three hours after the call is complete until Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks is shaping the future of voice quality through continuous innovation and leadership for the world’s communications companies. Ditech’s voice quality solutions are deployed in wireless and wireline networks to optimize the call experience. By delivering consistent, dependable voice quality, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, China Unicom, Global Crossing and West Corporation. Ditech Networks is headquartered in Mountain View, California. For more information, visit www.ditechnetworks.com.

Forward-Looking Statements

The statements in this press release with respect to Ditech Networks’ fourth quarter fiscal 2008 projected financial results are forward-looking statements.  Actual results could differ materially as a result of numerous risks and uncertainties, including: timing of orders and timely receipt of payments for Ditech Networks’ voice enhancement and echo cancellation equipment is variable and could affect Ditech Networks’ ability to meet revenue expectations; timing of Ditech Networks’ ability to liquidate its auction rate securities, the necessity by Ditech Networks to take additional impairment, reserves or valuation charges; shipment of products Ditech Networks expects to ship before the end of the fourth quarter of fiscal 2008 may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with Ditech Networks’ products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Networks’ VQA trials to customer orders would limit VQA revenue; Ditech Networks  uses various sales channels and depending on channel, may cause operating expenses to exceed projected levels; Ditech Networks ability to pursue revenue growth may require additional spending which may exceed projected operating expenses,  as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 (filed December 7, 2007 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets and the expense related to the impairment of goodwill; (iii) non-GAAP pre-tax income (loss) and non-GAAP net income (loss), which represents pre-tax income (loss) and net income (loss) excluding the effect of stock-based compensation expense, severance and restructuring cost, expense related to the amortization of intangible assets and the expense related to the impairment of goodwill; and (iv) non-GAAP basic and diluted net income (loss) per share, which represents basic and diluted net income (loss) per share excluding the effect of stock-based compensation expense, severance and restructuring costs, expense related to the amortization of intangible assets and the expense related to the impairment of goodwill. The non-GAAP financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•                  Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

•                  Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•                  Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•                  Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Rob Adler	Bill Tamblyn
PR@vantage for Ditech Networks	Ditech Networks
+1 415-984-1970 x104	+1 650-623-1309
radler@pr-vantage.com

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Nine Month Periods Ended January 31, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2008	2007	2008	2007

Revenue	$6,684	$22,078	$27,343	$64,795

Cost of goods sold	2,966	7,976	12,060	21,347

Gross profit	3,718	14,102	15,283	43,448

Operating expenses:
Sales and marketing	3,885	5,557	14,362	18,390
Research and development	3,769	5,077	14,214	15,715
General and administrative	1,943	2,232	7,302	6,407
Amortization of purchased intangibles	247	246	739	739
Impairment of goodwill	16,423	—	16,423	—

Total operating expenses	26,267	13,112	53,040	41,251

Income (loss) from operations	(22,549)	990	(37,757)	2,197

Other income, net	933	1,711	4,094	5,028

Income (loss) before provision (benefit) for income taxes	(21,616)	2,701	(33,663)	7,225

Provision (benefit) for income taxes	(1,997)	694	(7,628)	2,624

Net income (loss)	$(19,619)	$2,007	$(26,035)	$4,601

Basic net income (loss) per share:	$(0.76)	$0.06	$(0.88)	$0.14
Diluted net income (loss) per share	$(0.76)	$0.06	$(0.88)	$0.14

Weighted shares used in per share calculation:
Basic	25,809	32,641	29,752	32,519
Diluted	25,809	33,819	29,752	33,931

Stock-based compensation expense allocated by function was as follows for the periods:
Cost of goods sold	$98	$71	$296	$285
Sales and marketing	316	458	1,290	1,928
Research and development	199	511	922	1,635
General and administrative	271	158	1,031	927
Total	$884	$1,198	$3,539	$4,775

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31,	April 30,
	2008	2007

Assets
Cash, cash equivalents and investments	$71,875	$134,539
Accounts receivable, net	3,741	10,324
Inventories	18,896	13,353
Deferred income taxes	54,384	45,828
Property and equipment, net	5,622	5,781
Purchased intangibles	1,656	2,394
Goodwill	0	12,637
Other assets	1,643	1,528

Total Assets	$157,817	$226,384

Liabilities and Stockholders’ Equity
Accounts payable	$2,125	$2,659
Accrued expenses	5,377	7,553
Deferred revenue	698	3,424
Income taxes payable	309	803

Total Liabilities	8,509	14,439

Stockholders’ equity	149,308	211,945

Total Liabilities and Stockholders’ Equity	$157,817	$226,384

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Nine Month Periods Ended January 31, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2008	2007	2008	2007

GAAP gross profit	$3,718	$14,102	$15,283	$43,448
Add back severance and restructuring costs	7	0	72	0
Add back stock-based compensation	98	71	296	285
Non-GAAP gross profit	$3,823	$14,173	$15,651	$43,733

GAAP gross margin	55.6%	63.9%	55.9%	67.1%
Add back severance and restructuring costs	0.1%	0.0%	0.3%	0.0%
Add back stock-based compensation	1.5%	0.3%	1.1%	0.4%
Non-GAAP gross margin	57.2%	64.2%	57.2%	67.5%

GAAP sales and marketing expense	$3,885	$5,557	$14,362	$18,390
Deduct severance and restructuring costs	(46)	0	(276)	0
Deduct stock-based compensation	(316)	(458)	(1,290)	(1,928)
Non-GAAP sales and marketing expense	$3,523	$5,099	$12,796	$16,462

GAAP research and development expense	$3,769	$5,077	$14,214	$15,715
Deduct severance and restructuring costs	(19)	0	(913)	0
Deduct stock-based compensation	(199)	(511)	(922)	(1,635)
Non-GAAP research and development expense	$3,551	$4,566	$12,379	$14,080

GAAP general and administrative expense	$1,943	$2,232	$7,302	$6,407
Deduct severance and restructuring costs	20	0	(504)	0
Deduct stock-based compensation	(271)	(158)	(1,031)	(927)
Non-GAAP general and administrative expense	$1,692	$2,074	$5,767	$5,480

GAAP total operating expenses	$26,267	$13,112	$53,040	$41,251
Deduct:
Severance and restructuring costs	(45)	0	(1,693)	0
Stock-based compensation expense	(786)	(1,127)	(3,243)	(4,490)
Amortization of purchased intangibles	(247)	(246)	(739)	(739)
Impairment of goodwill	(16,423)	—	(16,423)	—
Non-GAAP total operating expenses	$8,766	$11,739	$30,942	$36,022

GAAP income (loss) from operations	$(22,549)	$990	$(37,757)	$2,197
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and goodwill impairment	17,606	1,444	22,466	5,514
Non-GAAP income (loss) from operations	$(4,943)	$2,434	$(15,291)	$7,711

GAAP income (loss) before provision (benefit) for income taxes	$(21,616)	$2,701	$(33,663)	$7,225
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles and goodwill impairment	17,606	1,444	22,466	5,514
Non-GAAP income (loss) before provision (benefit) for income taxes	$(4,010)	$4,145	$(11,197)	$12,739

GAAP provision (benefit) for income taxes	$(1,997)	$694	$(7,628)	$2,624
Addback tax impact of eliminating severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and impairment of goodwill.	798	437	2,673	1,904
Non-GAAP provision (benefit) for income taxes	$(1,199)	$1,131	$(4,955)	$4,528

GAAP net income (loss)	$(19,619)	$2,007	$(26,035)	$4,601
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, impairment of goodwill, and adjustment to tax provision (benefit)	16,808	1,007	19,793	3,610
Non-GAAP net income (loss)	$(2,811)	$3,014	$(6,242)	$8,211

GAAP diluted net income (loss) per share	$(0.76)	$0.06	$(0.88)	$0.14
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles and adjustment to tax provision (benefit)	0.65	0.03	0.67	0.10
Non-GAAP diluted net income per share	$(0.11)	$0.09	$(0.21)	$0.24

Shares used in computing net income (loss) per share
Diluted-GAAP	25,809	33,819	29,752	33,931
Diluted-Non-GAAP	25,809	33,819	29,752	33,931